EXHIBIT 10.23

                          SECURITIES PURCHASE AGREEMENT

                           TRAVIS INTERNATIONAL, INC.

                           NEW WEST ACQUISITION CORP.

                          MARWIT CAPITAL COMPANY, L.P.
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                                TABLE OF CONTENTS
1.    DEFINITIONS......................................................1
2.    AUTHORIZATION AND ISSUANCE OF SECURITIES.........................3
      2.1   Authorization..............................................3
      2.2   Purchase and Sale..........................................3

3.    CONDITIONS OF PURCHASER'S OBLIGATIONS............................3
      3.1   Representations and Warranties.............................3
      3.2   Acquisition................................................3
      3.3   Closing Papers.............................................3
      3.4   Proceedings................................................4
      3.5   Opinion of Counsel.........................................4
      3.6   Amendment to Registration Rights Agreement.................4
      3.7   Amendment to Stockholders Agreement........................4
      3.8   Notice.....................................................5
      3.9   Examination of Books and Records...........................5
      3.10  Insurance..................................................5
      3.11  Composition of the Board...................................5
      3.12  Small Business Concern.....................................5
      3.13  Security Filings...........................................5
      3.14  Financial Statements.......................................6
      3.15  Compensation Policy........................................6
      3.16  Credit Agreement...........................................6
      3.17  Acquisition Agreement......................................6
      3.18  Credit Availability........................................6
      3.19  Closing Fees...............................................6
      3.20  Waiver of Preemptive Rights................................7

4.    CONDITIONS OF COMPANY'S OBLIGATIONS..............................7
      4.1   Representations and Warranties.............................7
      4.2   Delivery of Consideration..................................8
      4.3   Amendment of Shareholder Agreement.........................8

5.    REPRESENTATIONS AND WARRANTIES OF COMPANY AND
      SHAREHOLDER......................................................8
      5.1   Organization and Corporate Power...........................9
      5.2   Capital Stock and Related Matters..........................9
      5.3   Subsidiaries...............................................9
      5.4   Authorization; No Breach...................................9
      5.5   Changes Since Financial Statements........................10
      5.6   Investments and Loans Since June 30, 1996.................11
      5.7   Assets....................................................11
      5.8   Litigation................................................12

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      5.9   Tax Returns and Payments..................................12
      5.10  Employee Compensation.....................................13
      5.11  Material Licenses, Agreements, Related Party Agreements...13
      5.12  Registration Rights.......................................13
      5.13  Financial Statements......................................13
      5.14  Insurance.................................................14
      5.15  Fees, Commissions and Expenses............................14
      5.16  Governmental Consent, etc.................................14
      5.17  Liabilities...............................................14
      5.18  SBA Forms.................................................15
      5.19  Acquisition Agreement.....................................15
      5.20  Credit Agreement..........................................15
      5.21  Disclosure................................................15
      5.22  Priority Position.........................................15
      5.23  Inventory.................................................15
      5.24  Ownership of Target Company...............................16

6.    REGISTRATION, TRANSFER OF SECURITIES............................16
      6.1   Restrictive Legends.......................................16
      6.2   Notice of Proposed Transfers..............................16

7.    COVENANTS OF COMPANY............................................17
      7.1   Financial Statements and Other Information................17
      7.2   Inspection of Property....................................18
      7.3   Unfunded Liabilities - ERISA..............................18
      7.4   Restrictions..............................................18
      7.5   Affirmative Covenants.....................................21
      7.6   Application of Proceeds...................................22
      7.7   Board Matters.............................................22
      7.8   Covenants of Shareholder..................................22
      7.9   Put Of Conversion Common Stock............................23
      7.10  Licensing.................................................23
      7.11  Termination of Covenants..................................23
      7.12  Purchaser's Cure of Default...............................24
      7.13  Enforcement of Representations and Warranties.............24

8.    MISCELLANEOUS...................................................24
      8.1   Expenses..................................................24
      8.2   Remedies..................................................24
      8.3   Default...................................................24
      8.4   Consent to Amendments.....................................24
      8.5   Survival of Representations and Warranties................25
      8.6   Successors and Assigns....................................25
      8.7   Severability..............................................25
      8.8   Counterparts..............................................25
      8.9   Descriptive Headings......................................25

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      8.10  Notices...................................................25
      8.11  Governing Law.............................................26
      8.12  Exhibits..................................................26
      8.13  Final Agreement...........................................26
      8.14  Subordination.............................................26

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SCHEDULES & EXHIBITS:

Schedule 1       Purchaser
Schedule 1.3     Business Plan
Schedule 1.7     Compensation Policy
Schedule 1.8     Employment and Noncompetition Agreement
Schedule 1.12    Projections
Schedule 1.20    Senior Management
Schedule 3.5     Opinion of Counsel for Company
Schedule 3.14    Pro Forma
Schedule 5.2     Ownership of Capital Stock
Schedule 5.3     Subsidiaries
Schedule 5.5     Changes Since Financial Statements
Schedule 5.6     Investment Since June 30, 1996
Schedule 5.7     Liens, Encumbrances, Ownership
Schedule 5.8     Litigation
Schedule 5.9     Tax Return Audits
Schedule 5.10    Employee Compensation
Schedule 5.11    Material Agreements
Schedule 5.16    Permits
Schedule 5.17    Liabilities
Schedule 7.6     Application of Proceeds

Exhibit 1        Form of Senior Subordinated Note

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                          SECURITIES PURCHASE AGREEMENT

         THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") dated as of the _____ day of October 1996, by and among Travis International, Inc., a Delaware corporation ("Shareholder"), the entity set forth on Schedule 1 attached hereto ("Purchaser") and New West Acquisition Corp. ("Company").

         The parties hereby agree as follows:

1.       DEFINITIONS.

         1.1 "Agreement" shall mean, and the words "herein," "hereof," "hereunder" and words of similar import shall refer to this instrument and any amendment hereto.

         1.2 "Acquisition Agreement" shall refer to that certain asset purchase agreement, exhibits and attachments and Related Agreements as that term is defined in the Asset Purchase Agreement, wherein Company is acquiring all of the assets of New West Communications, Inc. ("Target Company").

         1.3 "Business Plan" shall refer to that certain Summary Information for Lenders dated August ___, 1996, as supplemented through the date hereof, provided to Purchaser which describes Target Company's and Company's business, financial condition and prospects for the future and which is attached hereto as
Schedule 1.3.

         1.4 "Commission"  shall  refer to the  Securities  and  Exchange
Commission.

         1.5 "Commissioner" shall refer to the California Commissioner of Corporations.

         1.6 "Conversion Common Stock" shall refer to any and all common stock of Shareholder issued and issuable on exercise of the Warrant.

         1.7 "Compensation Policy Statement" shall refer to the Employment and NonCompetition Agreement and funds payable to Shareholder for administrative and management services attached as Schedule 1.7.

         1.8 "Employment and Noncompetition Agreement" shall refer to that certain agreement by and between Craig Cowan and Company attached hereto as
Schedule 1.8.

         1.9 "Note" shall refer to the Senior Subordinated Note in the amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000) issued by Company and shall be substantially in the form attached hereto as Exhibit 1, issued to Purchaser pursuant to this Agreement.

         1.10 "Officer's Certificate" shall have the meaning ascribed to it in Section 173 of the California General Corporation Law.
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         1.11 "Person" shall refer to any corporation, trust, partnership, individual, association, or other entity.

         1.12 "Projections" shall include the monthly projected statements of income, cash flow and balance sheets for 1996 and annual calendar year summary pro forma profit & loss statements for 1997 through 2002 as supplemented by Shareholder prior to closing, attached as Schedule 1. 12.

         1.13 "Registered Public Offering" shall refer to a public sale of Company's common stock pursuant to a registration statement in which Company receives at least Ten Million Dollars ($10,000,000) in net proceeds.

         1.14 "Registrable  Securities"  shall refer to Conversion Common Stock.

         1.15 "Registration Rights Agreement" shall refer to that certain Registration Rights Agreement dated May 28, 1992 by and among Shareholder and its stockholders as most recently amended.

         1.16 "Securities" shall refer to the Note and Warrant issued to Purchaser pursuant to this Agreement and any Conversion Common Stock.

         1.17 "Securities Act" shall refer to the Securities Act of 1993, as amended.

         1.18 "Security Agreement" shall refer to a Security Agreement of even date herewith among Company and Purchaser granting a subordinated security interest in all assets of Company in favor of Purchaser.

         1.19 "Senior Lender" shall refer to Bank of America Texas, N.A.

         1.20    "Senior   Management"   shall  refer  to  those  individuals
depicted on Schedule 1.20.

         1.21 "Shareholder" shall refer to Travis International, Inc.

         1.22 "Stockholders Agreement" shall refer to that certain Stockholder's Agreement by and among Shareholder and its stockholders dated May 28, 1992, as most recently amended.

         1.23 "Subordination Agreement" shall refer to that certain Subordination Agreement by and among Company, Purchaser and the Senior Lender.

         1.24 "Subsidiary" shall mean, with respect to Company, any corporation in which Company possesses a controlling interest or fifty percent (50%) of the capital stock and with respect to Shareholder, any corporation in which Shareholder possesses a controlling interest or fifty percent (50%) of the capital stock.

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         1.25 "Warrant" shall refer to that certain warrant to acquire 30,000 shares of Conversion Common Stock of Shareholder.

2.       AUTHORIZATION AND ISSUANCE OF SECURITIES.

         2.1 AUTHORIZATION. Company is authorized to issue the Note to Purchaser in the principal amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000) to acquire Target Company and for working capital and Shareholder is authorized to issue the Warrant, all upon the terms and conditions herein described.

         2.2 PURCHASE AND SALE. Company agrees to borrow from and, in confirmation thereof to issue the Note to Purchaser subject to the terms and conditions set forth herein and Purchaser agrees to lend to Company One Million Two Hundred Fifty Thousand Dollars ($1,250,000). The closing of the issuance of the Note and Warrant (the "Closing") will take place at the offices of Arter & Hadden, 5 Park Plaza, Suite 1000, Irvine, California 92714 at 10:00 a.m. on October ____, 1996 or at such other time and place as Shareholder and Purchaser may direct. At the Closing, Company will deliver to the Purchaser the Note and Warrant and all other documents required to be delivered by Company or Shareholder by this Agreement.

3.       CONDITIONS OF PURCHASER'S OBLIGATIONS

          The obligation of Purchaser, to consummate the transactions contemplated at the Closing is subject to the satisfaction on or before the date of the Closing of the following conditions, all or any of which may be waived in writing by Purchaser:

         3.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties in Article 5 will be true and correct at and as of the date of the Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein.

         3.2 ACQUISITION. Company and Target Company shall have executed and entered into the Acquisition Agreement for the acquisition by Company of substantially all the assets of Target Company and all preconditions thereto shall have been satisfied or waived (with the prior written consent of Purchaser in its absolute discretion).

         3.3 CLOSING PAPERS. Company will have delivered to Purchaser or its special counsel all of the following documents:

                  (i) an Officers' Certificate for Company dated the date of the Closing, stating that all the preconditions specified in Article 3 have been satisfied;

                  (ii) certified copies of the resolutions adopted by the board of directors of Company and Shareholder, authorizing the execution, delivery and performance of this Agreement and each of the other agreements contemplated hereby, and authorizing all other transactions contemplated by this Agreement, including, but not limited to, the issuance of the Note and Warrant and the reservation of the Conversion Common Stock;

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                  (iii) copies of the certificate of incorporation of Company and Shareholder each certified by the Secretary of State of Delaware and bylaws of Company and Shareholder certified by their respective secretaries, as amended;

                  (iv) a good standing certificate issued by the Secretary of State of Delaware and California for Company;

                  (v) a good standing tax certificate issued by the Franchise Tax Board for the State of California;

                  (vi) such other documents relating to the transactions contemplated by this Agreement or the Acquisition Agreement as Purchaser or its special counsel may reasonably request; and

                  (vii) executed copies of the Acquisition Agreement and all documents, certificates and schedules delivered in conjunction with the closing therewith.

         3.4 PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto or required to be delivered prior to or at the Closing will be satisfactory in form and substance to Purchaser and their special counsel, including, but not limited to, the closing of the Acquisition Agreement.

         3.5 OPINION OF COUNSEL. Purchaser shall have received an opinion, dated as of the Closing, from Mayor, Day, Caldwell and Keeton, L.L.P., in form and substance satisfactory to Purchaser and its counsel and which is attached hereto as Schedule 3.5.

         3.6 AMENDMENT TO REGISTRATION RIGHTS AGREEMENT. At the Closing, or as soon thereafter as is practicable for a diligent person, but no later than thirty (30) days following Closing, the Registration Rights Agreement shall have been amended, INTER ALIA, to add Purchaser as a "Stockholder" therein and the term "Registrable Securities" shall include the Conversion Common Stock. If the Registrations Rights Agreement shall not have been so amended within such period of time, Shareholder, promptly upon the written demand of Purchaser, shall tender to Purchaser all unpaid principal and interest accrued thereon under the Note.

         3.7 AMENDMENT TO STOCKHOLDERS AGREEMENT. At the Closing, or as soon thereafter as is practicable for a diligent person, but no later than thirty
(30) days following Closing, the Stockholders Agreement shall be amended, INTER ALIA, to add Purchaser as a stockholder therein. If the Stockholders Agreement shall not have been so amended within such period of time, Shareholder, promptly upon the written demand of Purchaser, shall tender to Purchaser all unpaid principal and interest accrued thereon under the Note.

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         3.8 NOTICE. Prior to the Closing, Shareholder, at its cost and expense, shall have prepared a Notice of Transaction pursuant to California Corporations Code ss. 25102(f) for filing with the Commissioner authorizing the issuance of the Note and Warrant and any other filings required by applicable state securities laws, for the issuance and sale of the Securities, which documents shall be or shall have been filed by Shareholder within the applicable filing periods.

         3.9 EXAMINATION OF BOOKS AND RECORDS. Company shall have made available to Purchaser or its representatives for inspection and copying all of Target Company's, Shareholder's, and Company's books, records, contracts and documents of or relating to Company, Target Company, and Shareholder, as Purchaser shall have requested.

         3.10 INSURANCE. As of the Closing Company shall have applied for and within 30 days after the Closing, Company shall have in force a term life insurance policy on the life of Craig Cowan in a minimum amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000), naming Purchaser as loss beneficiary which policy shall be issued by a company reasonably acceptable to Purchaser and licensed to do business in California and shall provide that such policy may not be canceled without at least five (5) days prior notice to Purchaser or the beneficiaries changed without consent of Purchaser. Any proceeds received by Purchaser from such policy shall be applied to reduce principal and accrued interest on the Note and to the extent there is any amount remaining after payment of the then outstanding principal and interest balance, such amount shall be paid to Company. Prior to Closing, Company shall deliver certificates of insurance for all risk property damage covering all tangible property of Company covering the full replacement cost thereof issued by an insurance company acceptable to Purchaser and must include a lender loss contract endorsement payable in favor of Purchaser subject to any prior rights of the Senior Lender. Such policy may not be cancelled without at least fifteen
(15) days notice to Purchaser.

         3.11 COMPOSITION OF THE BOARD. The authorized number of the directors of the Company shall be four (4) and Craig Cowan, Kirby Attwell and Tim Fogelsong, shall be the duly elected directors effective as of the Closing.

         3.12 SMALL BUSINESS CONCERN. Prior to the Closing, Company and Shareholder shall have completed and delivered to Purchaser in form proper for filing with the Small Business Administration ("SBA"), the following SBA forms identified by title and number as Size Status Declaration No. 480 and Assurance of Compliance No. 652D, and Company shall have completed the information required for Part A of SBA form Portfolio Financing Report No. 1031.

         3.13 SECURITY FILINGS. The Security Agreement shall have been executed by Company and all filings, recordings and other actions which Purchaser or its counsel deems necessary or advisable to establish, preserve and perfect a security interest in all existing and future assets of Company and evidence, satisfactory in form and substance to Purchaser's counsel, that all required filings and recordings have been made and liens have been created in favor of Purchaser, shall have been delivered to Purchaser, including UCC-1 Financing Statements for filing in California, Missouri and Texas.

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         3.14 FINANCIAL STATEMENTS. Company shall have delivered to Purchaser a copy of Target Company's unaudited balance sheet as of December 31, 1992-95, and statements of income for the respective 12-month periods then ended and an unaudited balance sheet as of September 30, 1996 and statements of income for the nine-month period then ended. Further, Company shall have delivered to Purchaser a copy of Shareholder's audited balance sheets and statements of income and changes in financial position for fiscal years ending September 30, 1993, 1994 and 1995 and unaudited balance sheet as of June 30, 1996 and statement of income and changes in financial position for nine month period then ended. Company shall deliver a pro forma balance sheet of Company as of the Closing of the Acquisition Agreement which shall show a book value, of at least Three Million Four Hundred and Fifty Thousand Dollars ($3,450,000) after eliminating this Note as a liability and a minimum equity investment of Two Million Two Hundred Thousand Dollars ($2,200,000) in cash and stock by Shareholder and which is attached hereto as Schedule 3.14.

         3.15 COMPENSATION POLICY. On or before the Closing, Company shall have delivered to Purchaser the Compensation Policy Statement agreed to by Shareholder and Company and a true and correct executed copy of the Employment and Noncompetition Agreement.

         3.16 CREDIT AGREEMENT. Company shall have entered into a credit agreement ("Credit Agreement") with Senior Lender providing for an extension of Three Million Dollars ($3,000,000) of credit to Company represented by a revolver and a term loan, and all conditions precedent to Senior Lender's obligation to fund shall have been satisfied or waived (with the prior written consent of Purchaser in its absolute discretion). All documents delivered in conjunction with the closing of the transactions contemplated by the Credit Agreement shall be delivered to Purchaser.

         3.17 ACQUISITION AGREEMENT. Company and Target Company shall have entered into the Acquisition Agreement and all conditions precedent to closing thereof shall have been satisfied or waived (with the prior written consent of Purchaser in its absolution discretion) other than the payment of the purchase price for the assets of Target Company, and the Acquisition Agreement shall each close simultaneously with the Closing of this Agreement. All documents delivered in conjunction with the closing of the Acquisition Agreement shall be delivered to Purchaser.

         3.18 CREDIT AVAILABILITY. Upon Closing and after payment to Target Company pursuant to the terms of the Acquisition Agreement, Company will have the cash, cash equivalent and/or the availability to borrow on a revolving line of credit with Senior Lender of at least Five Hundred Thousand Dollars ($500,000).

         3.19 CLOSING FEES. Company shall pay to Purchaser a processing fee of Twenty-Five Thousand Dollars ($25,000) which will be subtracted from the amount advanced under the Note.

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         3.20 WAIVER OF PREEMPTIVE RIGHTS. Any stockholder with preemptive rights shall have waived the same with respect to the issuance of the Warrant and Conversion Common Stock.

4.       CONDITIONS OF COMPANY'S OBLIGATIONS.

          The obligation of Company and Shareholder to issue their respective Securities is subject to the satisfaction on or before the date of the Closing of the following conditions, all or any of which may be waived in writing by
Company:

         4.1 REPRESENTATIONS AND WARRANTIES. The following representations and warranties are made by Purchaser, and are now and will be true and correct at and as of the date of the Closing:

                 (i) This Agreement constitutes a valid and legally binding obligation of such Purchaser, enforceable in accordance with its terms, subject to bankruptcy and other laws of general application affecting the rights and remedies of creditors and the availability of equitable remedies.

                 (ii) This Agreement is made with such Purchaser in reliance upon such Purchaser's representation to Company, which by Purchaser's execution of this Agreement, Purchaser hereby confirms, that (A) the Securities are being acquired for investment for Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof to the public, and that such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same to; (B) such Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to person or to any third person, with respect to any of the Securities other than to accredited investors as defined in Section 4.1 (vi); (C) such Purchaser is not an underwriter of the Securities within the meaning of Section 2(11) of the Securities Act; and (D) such Purchaser has full power and authority to enter into this Agreement.

                 (iii) Such Purchaser has not been attracted to the purchase of the Securities by any publication or any advertising, and the transactions contemplated by this Agreement are not being effected by or through a broker-dealer.

                 (iv) Such Purchaser believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities, including, but not limited to, the Business Plan and represents that it has had an opportunity to ask questions and receive answers from Shareholder and Company regarding Company, Shareholder and Target Company, their business and prospects, and the terms and conditions of the offering of the Securities. The foregoing, however, does not limit or modify the representations and warranties of Company and Shareholder in Article 5 of this Agreement.

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                 (v) Such Purchaser has not been organized for the purpose of acquiring the Securities and is an investor in securities of privately-held companies and acknowledges that it is able to protect its interests in connection with the purchase of the Securities, can bear the economic risk of its investment with full understanding that it can lose its entire investment in the Securities without producing a material adverse change in its financial condition and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

                 (vi) Such Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated by the Commission, as presently in effect.

                 (vii) Such Purchaser understands that (A) neither the Securities nor the sale thereof to it has been registered under the Securities Act, or under any state securities law; (B) no registration statement has been filed with the Commission, nor with any other regulatory authority and that, as a result, any benefit which might normally accrue to an investor such as Purchaser by an impartial review of such a registration statement by the Commission or other regulatory commission will not be forthcoming; and (C) the Securities are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such Purchaser represents that it is familiar with the Commission's Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

         4.2 DELIVERY OF CONSIDERATION. Purchaser shall have tendered the aggregate consideration set forth in Schedule 1 aggregating at least One Million Two Hundred Fifty Thousand Dollars ($1,250,000), net of processing fees of Twenty-Five Thousand Dollars ($25,000) payable to Purchaser.

         4.3 AMENDMENT OF SHAREHOLDER AGREEMENT. Purchaser shall have executed a counterpart of the Shareholder's Agreement as amended.

5.       REPRESENTATIONS AND WARRANTIES OF COMPANY AND SHAREHOLDER.

         Except as set forth in the attached Disclosure Statement, with respect to each of the following representations and warranties, Shareholder is representing solely as to itself and Company, and Company is representing solely as to itself and Target Company and all representations and warranties as to the Company and the Target Company are made as of a time immediately prior to the closing of the transactions contemplated by the Acquisition Agreement, that:

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         5.1 ORGANIZATION AND CORPORATE POWER. Company is a corporation duly organized, validly existing and in good standing under the laws of, and is qualified to do business in the state of Delaware, and is qualified as a foreign corporation in California which is the only jurisdiction in which the nature of property owned or leased by it or the conduct of its business requires such qualification. Shareholder is a corporation duly organized, validly existing and in good standing under the laws of, and is qualified to do business in the state of Delaware, and is qualified as a foreign corporation in Texas which is the only jurisdiction in which the nature of property owned or leased by it or the conduct of its business requires such qualification. Each of Shareholder and Company has all requisite corporate power and authority necessary to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted. The copies of Company's and Shareholder's charter documents and bylaws furnished to Purchaser's counsel reflect all amendments made thereto at any time prior to the Closing and are correct and complete.

         5.2 CAPITAL STOCK AND RELATED MATTERS. The authorized capital stock of Company will be set forth in its certificate of incorporation and the outstanding capital stock, options and other rights to acquire capital stock and shares reserved for issuance and the ownership of the capital stock and options of Company is set forth in Schedule 5.2(a) (all of which capital stock and options are validly issued, fully paid and nonassessable and have been issued in full compliance with all applicable securities laws). The authorized capital stock of Shareholder will be set forth in its certificate of incorporation and the outstanding capital stock, options and other rights to acquire capital stock and shares reserved for issuance and the ownership of the capital stock and options of Shareholder is set forth in Schedule 5.2(b) (all of which capital stock and options are validly issued, fully paid and nonassessable and have been issued in full compliance with all applicable securities laws). Except as set forth in Schedule 5.2(a) or (b) and as contemplated by this Agreement, (i) Company will not have outstanding any stock or securities convertible or exchangeable for any shares of capital stock, nor will there be outstanding any rights or options to subscribe for or to purchase any capital stock or any stock or securities convertible into or exchangeable for any capital stock of Company and (ii) Company will not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock.

         5.3 SUBSIDIARIES. Except as set forth on Schedule 5.3, neither Company nor Bradford Venture Partners, L.P. owns any securities of any Person and officers, managers and directors of Company do not own, directly or indirectly, any security or financial interest in any other Person which competes with or does business with Company other than securities in any publicly traded entity, which securities comprise less than one percent (1%) of that entity's capital stock.

         5.4 AUTHORIZATION; NO BREACH. The execution and delivery of this Agreement, Note, the Security Agreement, Warrant, and each of the other agreements and transactions contemplated hereby, have been duly authorized by Company and, to the extent it is party hereto or bound thereby by, Shareholder. This Agreement, the Securities, the Security Agreement, and each of the other agreements contemplated hereby constitute valid and binding obligations of Company and the Shareholder, to the extent either is a party thereto or bound thereby, enforceable in accordance with their respective terms. The execution, delivery and

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compliance with and performance by Company or Shareholder of this Agreement, the
Securities, the Security Agreement, and each of the other agreements contemplated hereby, does not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of; (ii) constitute a default under; (iii) result in the creation of any material lien, security interest, charge or encumbrance upon Company's or Shareholder's capital stock or assets pursuant to; (iv) give any third party the right to accelerate any material obligation under; (v) result in a material violation of; or (vi) require any authorization, consent, approval, permit, exemption or other action by or notice to any court or administrative or governmental body pursuant to (x) the certificate of incorporation or bylaws of Company or Shareholder, (y) any law, statute, rule or regulation to which Company or Shareholder is subject or (z) any agreement, instrument, order, judgment or decree to which Company or Shareholder is subject, including, but not limited to, the Credit Agreement.

         5.5 CHANGES SINCE FINANCIAL STATEMENTS. Except as set forth in Schedule
5.5 or as contemplated hereby or by the Acquisition Agreement, since June 30, 1996 (as to Shareholder) and September 30, 1996 (as to Company and Target Company) and to the Closing:

                 (i) there has been no material change, adverse or otherwise, in the business, property, employee relations or conditions, financial or otherwise, of Company, Target Company, or Shareholder;

                 (ii) no dividend to stockholders has been declared or paid by Shareholder;

                 (iii) no stock of Shareholder has been redeemed or otherwise acquired by Company, or split or otherwise subdivided;

                 (iv) no equity securities of Shareholder have been issued other than Securities issued in connection with the transactions contemplated by the Acquisition Agreement;

                 (v) no union organizing activity has occurred and no key employee or executive or significant group of employees have terminated his employment with Shareholder or Target Company or indicated a desire to depart from Shareholder or Target Company or to work less than full time; and

                 (vi) there has been no sale or transfer of any of Target Company's assets nor cancellation of any of the claims of Target Company and no sale or transfer of any material amount of Shareholder's assets, except as any such sales, transfer, or cancellation occurred in the ordinary course of business, none of which individually or in the aggregate has been materially adverse to the business, properties, financial condition or affairs of Shareholder or Target Company.

Neither Company nor Shareholder has any knowledge of any facts or events that would give rise to the occurrence of any of the events listed in this Section 5.5.

         5.6 INVESTMENTS AND LOANS SINCE JUNE 30, 1996. Except as set forth in
Schedule 5.6 or in connection with the transactions contemplated by the Acquisition Agreement, since June 30, 1996, neither Shareholder, Company nor Target Company has invested in or made any loan to any Person, other than in the ordinary course of business, including usual reasonable travel expenses and payroll advances to employees which, in the aggregate, do exceed Twenty-Five Thousand Dollars ($25,000).

         5.7     ASSETS.

                 (a) Except as set forth in Schedule 5.7, to the best knowledge of Company, no officer, manager, member, director, employee or material consultant of Company or Target Company, nor any spouse, child or other relative of any of these persons, owns or has any interest, directly or indirectly, in any of the property owned by or leased by Company necessary for the conduct of the business or in any license or product development agreement with Company or Target Company. Except as set forth in Schedule 5.7, each of Target Company and Company has good and marketable title to all its properties of any kind other than Proprietary Information (as defined below) and interests in such properties, which constitute all the properties and interests in property other than Proprietary Information that are necessary for the conduct of the business of Company or Target Company, free and clear of restrictions or conditions on transfer or assignment and free and clear of mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights of way, covenants, conditions or restrictions, except for matters that, in the aggregate, are not substantial in amount and do not materially detract from or interfere with the present or intended use of any of these assets, nor materially impair the business or proposed operation of Company.

                 (b) Except as set forth in Schedule 5.7, each of Company and Target Company has good title and exclusive ownership to all of their respective patents, patent applications, trademarks, copyrights, trade names, mask works, proprietary information, know-how, processes, models, designs, trade secrets, and other intellectual property rights (collectively the "Proprietary Information"), or adequate licenses and rights to use the Proprietary Information of others on terms deemed favorable by Company which are necessary for the current (and as proposed in the Business Plan) conduct of the business of Company free of any claim by any officer, manager, director, employee, consultant or other person, or, to the best knowledge of Company, do not and will not conflict or infringe with the Proprietary Information of others; PROVIDED, HOWEVER, that the possibility exists that other Persons completely independent of Company or their respective employees or agents could have developed trade secrets or items of technical information similar to or identical with those of Company or Target Company. Company or Target Company, their respective current shareholders, members, managers, officers or employees do not have any rights in any technology, including, without limitation, any software or hardware or related copyright or mask works registrations or patents issued or applications pending for any software, device, process, design or invention of any kind now used by or contemplated by Company in the furtherance of its business operations presently conducted and as proposed to be conducted following Closing of the Acquisition Agreement, which rights and related registrations, patents or applications have not been assigned to Company or Target Company, with such assignments duly recorded in the United States Patent and Trademark Office.

                 (c) Company has taken reasonable security measures to protect the secrecy, value and confidentiality of its Proprietary Information. Each of Company and Shareholder has not disclosed the contents of any Proprietary Information to Persons other than such employees or consultants or to Purchaser or other entities who have executed appropriate confidentiality agreements. To the best knowledge of Company after reasonable investigation and inquiry, no consultant or employee is under any restriction, whether contractual, or by virtue of previous employment or otherwise, that would prevent him from performing his duties for the Company or prevent Company from using the Proprietary Information. Except as set forth in Schedule 5.7, neither Company nor Target Company is a party to any nondisclosure or confidentiality agreements with any other person or entity that is not an employee of or a consultant to Company.

                 (d) To the best knowledge of Company, all of the plant machinery, equipment and other fixed assets of Target Company are in good operating condition, reasonable wear and tear excepted.

         5.8 LITIGATION. Except as disclosed in Schedule 5.8, and (i) to the best of Shareholder's knowledge after due inquiry, there are no actions, proceedings or investigations pending involving the Shareholder, Target Company or Company, its officers, members, managers, or directors or, to the best knowledge of Company or Shareholder, threatened, or verdicts or judgments entered against or in favor of Target Company, Company or Shareholder, its officers or members or managers or directors or Shareholder before any court or before any administrative agency or officer which might result in any material adverse change in the business, properties or condition, financial or otherwise, of Company or Target Company or Shareholder; or (ii) to the best knowledge of Company or Shareholder, there are no violations by Company, Target Company or Shareholder of any foreign, federal, state or local laws, regulations or orders, including but not limited to, environmental protection laws and occupational and safety laws relating to job conditions or safety and federal and state laws governing the sale and distribution of telecommunications products, the violation of which would have a material adverse effect on the business of Company and neither Company, Shareholder nor Target Company has received any correspondence or communications with respect to any possible violation or investigation of the same.

         5.9 TAX RETURNS AND PAYMENTS. To the best of Company's knowledge after due inquiry, Target Company has filed all federal and state income tax returns and all other federal, state and local tax returns which are required to be filed, completed all such returns accurately and paid or caused to be paid or set aside adequate reserves for all taxes, withholding penalties, and interest due or which may become due. Except as disclosed in Schedule 5.9, the federal and state tax returns of Shareholder, Company and Target Company, to best of each of Shareholder's and Company's knowledge after due inquiry, are not now the subject of an audit by the Internal Revenue Service or California or Texas state taxing authorities which audit if decided adversely to Shareholder, Company or Target Company would have a material adverse effect, and no waivers of the applicable statute of limitations have been executed and remain in force.

         5.10 EMPLOYEE COMPENSATION. Except as set forth in Schedule 5.10, Company is not a party to or bound by any employment agreement not terminable at will with more than one month's severance pay or commission agreements for a term in excess of one year and requiring or which could require compensation and benefits of more than Four Thousand Dollars ($4,000) per month, modified collective employment contracts, deferred compensation agreements, bonus plans, profit sharing plans, pension plans or any other plans or programs subject to the Employment Retirement Income Security Act of 1974 ("ERISA") or health, disability, sick pay or other employee benefits. Company believes that relations with its employees are satisfactory.

         5.11 MATERIAL LICENSES, AGREEMENTS, RELATED PARTY AGREEMENTS. Except as set forth in Schedule 5.11, Company is not a party to, nor is its property bound by, (i) any agreement requiring the performance by Company or Target Company of any obligation for a period of time extending beyond one year from the Closing, calling for or which could result in the payment or receipt of consideration of more than Fifty Thousand Dollars ($50,000), excluding purchase orders entered into in the ordinary course of business for which Company reasonably expects to receive its normal gross margins, or licensing of any Proprietary Information of Company or any third party; (ii) any agreement or understanding between Company and any officer, manager, director, or employee other than employee compensation and benefits entered into in the ordinary course of business; (iii) loan or credit agreements providing for the extension of credit to Company; (iv) agreements or commitments containing a provision limiting the ability of Company to compete with any Person or engage in any line of business; (v) agreements of guarantees or indemnification; or (vi) any agreement that is materially adverse to the business, properties, or financial condition of Company or precludes the payment of principal and interest on the Note, copies of which agreements have been furnished or made available to Purchaser. Except as set forth in Schedule 5.11, there is no default or event that with notice or lapse of time, or both, would constitute a default by any party to any of these agreements. Company has not received notice nor does it have knowledge that any party to any of these agreements intends to cancel or terminate any of these agreements or to exercise or not exercise any options under any of these agreements or to seek a renegotiation or adjustment of any material provisions.

         5.12 REGISTRATION RIGHTS. The registration rights are only granted in the Registration Rights Agreement. The preemptive rights are only granted in the Stockholders' Agreement.

         5.13    FINANCIAL STATEMENTS.

                 (a)    The  balance  sheets  and  statements  of income  and
                        changes  in   financial   position   of   Shareholder
                        referenced   in  Section  3.14  present   fairly  the
                        financial position and results of operations and, with respect to each such statement relating to a
                        period   of  a  full   fiscal   year   or   providing
                        information as of the end of a fiscal year, cash flows and changes in financial condition as of the dates thereof and for the periods covered thereby.

                 (b) Except as disclosed in Schedule 5.13, the Financial Statements of Target Company referenced in Section
                        3.14 present fairly the financial position and results of operations of Target, are in accordance with the books and records of Seller, do not reflect any transactions which are not bona fide transactions and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

                 (c) The opening pro forma balance sheet of the Company attached as Schedule 3.12 is accurate.

         5.14 INSURANCE. The insurance coverage of Company and Shareholder with respect to their respective properties, assets and business is customary for corporations engaged in similar lines of business, other than flood insurance and is in full force and effect.

         5.15 FEES, COMMISSIONS AND EXPENSES. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon Company or Shareholder. Company and Shareholder shall indemnify and hold harmless Purchaser from all other claims, costs, or attorney fees arising out of breach of this paragraph.

         5.16 GOVERNMENTAL CONSENT, ETC. Except for such filings as provided in this Agreement, no further permit, consent, approval, authorization of, declaration to, or filing with any governmental authority is required in connection with the execution, delivery and performance of this Agreement by Company or the consummation by Company of any transactions contemplated hereby, except as have already been obtained or accomplished. Except as set forth on
Schedule 5.16, all material licenses, permits or registration needed by Target Company and Company to conduct their respective businesses are in full force and effect.

         5.17 LIABILITIES. Schedule 5.17 sets forth the outstanding balance, interest rate, payee, and amortization rate of all debt and amount of all trade payables over sixty (60) days of Target Company and Company as of September 30, 1996. Except as set forth in Schedule 5.17, Target Company and Company do not have any debt, liability or obligation of any nature, whether accrued, absolute or contingent, and whether due or to become due, that is not reflected or reserved against in the Balance Sheet, except for those that (i) may have been incurred after the date of the Balance Sheet; or (ii) are not required by generally accepted accounting principles to be included in the Balance Sheet, all of which debts, liabilities and obligations were incurred in the ordinary course of business and are usual and normal in amount, both individually and in the aggregate; or (iii) are not being assumed by Company or for which Company has no liability or obligation.

         5.18 SBA FORMS. The information set forth on the SBA forms referred to in Section 3.12 is true and correct. Shareholder and Company are each a "small concern" as such term is defined in 13 C.F.R. ss. 107.3 and complies with all applicable size standards specified in 13 C.F.R. ss. 121.802.

         5.19 ACQUISITION AGREEMENT. The Acquisition Agreement accurately set forth the agreement with respect to the parties thereto and there are no other agreements or understandings not delivered in writing to Purchaser. All representations and warranties made by Target Company and Craig Cowan in the Acquisition Agreement are incorporated herein by reference as though made by Company, subject to the provisions of Section 5(c) of the Note; PROVIDED, HOWEVER, that such incorporated representations and warranties shall be deemed to have been made "to the best knowledge of" Company, if, and only if, such representations and warranties of Target Company and Craig Cowan set forth in the Acquisition Agreement (i) are so qualified in the Acquisition Agreement or
(ii) are duplicative of Company's representations and warranties in this Agreement (in respect of Target Company) and such duplicative representations and warranties contained in this Agreement, if any, were made by Company "to [its] best knowledge." Company is not in breach of any obligation under the Acquisition Agreements and no person other than Target Company and Craig Cowan have any rights to receive any consideration other than as set forth in the Acquisition Agreement.

         5.20 CREDIT AGREEMENT. The Credit Agreement accurately sets forth the agreement with respect to the parties hereto and there are no other agreements or understandings not delivered in writing to Purchaser. All representations and warranties made by Company in the Credit Agreement are incorporated herein by reference. Company is not in breach of any obligation under the Credit Agreement.

         5.21 DISCLOSURE. Neither this Agreement, nor any of the schedules, attachments, written statements, documents, certificates or other materials prepared or supplied by Company with respect to the transactions contemplated hereby, contain any untrue statements of a material fact or omit a material fact necessary to make the statements contained herein or therein not misleading. There is no fact which Company has not disclosed to Purchaser, orally or in writing, and of which any of Company's officers, managers or directors are aware, or involving a claim or loss in excess of Twenty-Five Thousand Dollars ($25,000), individually, or in the aggregate, or which could reasonably be anticipated to have a material adverse effect, upon the existing or expected financial condition, operating results, assets, customer relations, employee relations or business prospects of Company.

         5.22 PRIORITY POSITION. Upon the Closing and throughout the term of the Note, Purchaser shall have a second priority secured position in all assets of Company junior only to the lien of the Senior Lender.

         5.23 INVENTORY. All of the inventory shown on the balance sheets as of September 30, 1996 referenced in Section 3.14 were at such balance sheet date
(i) generally usable or saleable in the normal course of business of the Target Company, (ii) not excessive in kind or amount in light of the business to be performed by Company, and (iii) carried at its current cost.

         5.24 OWNERSHIP OF TARGET COMPANY. Craig Cowan is the sole owner of the capital stock of Target Company and Company will indemnify, defend and hold harmless Purchaser from any losses, damages or claims brought by any prior shareholder or equity holder of Target Company or claimed shareholder or equity holder of Target Company against Company.

6.       REGISTRATION, TRANSFER OF SECURITIES.

         The Securities are not transferable except upon the conditions specified in the Fourth Amendment of Stockholders Agreement of even date herewith and Article 6, which conditions are intended to ensure compliance with the provisions of the Securities Act and state securities laws in respect of the transfer of any of such Securities.

         6.1 RESTRICTIVE LEGENDS. Unless and until otherwise permitted by this Agreement, the Note and Warrant and any share certificate for any Conversion Common Stock issued to Purchaser or to any subsequent transferee shall be stamped or otherwise imprinted with a legend in substantially the following form:

           "The securities represented by this certificate have not been registered under the Securities Act of 1933, and thus may not be transferred unless registered under that Act or unless an exemption from registration is available."

Company may order its transfer agents to stop the transfer of any Securities bearing the legend required by this section 6.1 until the conditions herein with respect to transfer of such securities have been satisfied.

         6.2     NOTICE OF PROPOSED TRANSFERS.

                 (a) Prior to any transfer or attempted transfer of any Conversion Common Stock or any Securities bearing the legend in Section 6. 1, the holder thereof shall give Company written notice of its intention so to do, describing briefly the nature of any such proposed transfer. If, in the written opinion of counsel for holder, in form and substance satisfactory to Company and its counsel, addressed to Company and the holder, the proposed transfer may be effected without registration of such Security, the Securities proposed to be transferred may be transferred in accordance with the terms of said notice and in compliance with applicable state securities laws and regulations. Company shall not be required to effect any such transfer prior to the receipt of such favorable opinion or opinions; provided that if the proposed transfer is governed by Rule 144 promulgated by the Commission, or any successor rule, such opinion shall not be required, but Company may prevent such transfer until it receives evidence satisfactory to it and its counsel that the transfer complies with Rule 144. Each transfer shall comply with all applicable Commissioner's rules and applicable state securities laws.

                 (b) If, in the opinion of such counsel, the proposed transfer of such Securities may not be effected without registration thereof under the Securities Act, such holder shall not consummate the proposed transfer.


7.       COVENANTS OF COMPANY AND SHAREHOLDER.

         7.1 FINANCIAL STATEMENTS AND OTHER INFORMATION. Company, will deliver to Purchaser, so long as any of the Note is outstanding (unless otherwise specified), the following:

                 (i) Within thirty (30) days of each monthly accounting period, unaudited financial statements of Company.

                 (ii) Within 120 days of the end of each fiscal year of Company, Company's annual financial statements. These financial statements must be audited by a Certified Public Accountant ("CPA").

                 (iii) Upon submission to Company's board of directors, but no later than within sixty (60) days after the end of the fiscal year of Company, a monthly budget of Company including income statement, balance sheet cash flow statement, and capital expenditure plan.

                 (iv) A copy of the following information submitted to the Company's Senior Lender (initially, Bank of America Texas N.A., or replacement or successor financial institution if applicable): (A) a borrowing base certificate within twenty (20) days after month end; (B) an accounts receivable aging within twenty (20) days of month end; (C) a compliance certificate as defined in the Senior Lender's loan documents within thirty (30) days after each quarter.

                 (v) Promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of Company's operations and financial affairs or in conjunction with any annual or interim audit given to Company by its independent accountants (and not otherwise contained in other materials provided pursuant to this Section).

                 (vi) Promptly, but in any event within ten (10) days after the discovery of any material adverse event or circumstance affecting Company (including, but not limited to, the filing of any litigation or administrative claim against Company, any senior officer of Company, or any Subsidiary of Company involving a claim in excess of Fifty Thousand Dollars ($50,000) or which, if concluded adversely, would reasonably be expected to materially adversely affect the business or assets of Company, or any Subsidiary of Company, or the existence of any dispute with any Person which involves a reasonable likelihood of such litigation being filed or any investigation or proceeding instituted or threatened by any federal or state regulatory agency or any notice of default by Company under any material agreement to which it is a party)
         (A) an Officers' Certificate specifying the nature and period of existence thereof, and what actions Company has taken and/or proposes to take with respect thereto; and (B) upon the request of any Purchaser, copies of any filings, complaints or notices delivered to or served upon Company, any Subsidiary of Company, or any manager or officer of either, in connection therewith.

                 (vii) Within five (5) days of transmission thereof, copies of all such financial statements, proxy statements and reports as Company sends to its stockholders, and copies of all registration statements and all regular, special or periodic reports which it or any of its officers, managers or directors file with any state securities regulatory agency, the Commission or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by Company to the public concerning material developments in Company's business.

                 (viii) To the extent not provided above, copies of all reports when provided to Senior Lender and any notices of default from Senior Lender when received.

                 (ix) With reasonable promptness, such other information and financial data concerning Company and its Subsidiaries, as any person entitled to receive materials under this section may reasonably request including but not limited to data on the impact of the investment by Purchaser on jobs created or retained, revenue and taxes, and other economic benefits.

         7.2 INSPECTION OF PROPERTY. Company will permit any representative designated by any Purchaser upon reasonable notice and during normal business hours, to (i) visit and inspect any of the properties of Company, (ii) examine the financial records of Company and make copies thereof or extracts therefrom, and (iii) discuss the affairs, finances and accounts of Company with the directors, officers, managers, key employees and independent accountants of Company.

         7.3 UNFUNDED LIABILITIES - ERISA. Company will not incur any liability or tax under section 4971 of the Internal Revenue Code of 1986, as amended ("Code") in respect of an accumulated funding deficiency (or obtain any waiver under section 412(d) of the Code or section 303 of ERISA) or incur any material liability to the Pension Benefit Guaranty Corporation in connection with any employee benefit plan of Company. No Reportable Event, as defined in Title IV of ERISA, will occur or continue with respect to any such plan.

         7.4 RESTRICTIONS. Except as specified herein, so long as the Note is outstanding, Company will not, without the consent of Purchaser, which may be withheld in its sole and absolute discretion;

                 (i) pay any dividend or make any distribution upon any of its equity securities;

                 (ii) redeem, purchase or otherwise acquire, any of its equity securities, except any repurchase of Company's common stock issued to employees on termination of employment;

                 (iii) increase compensation or other benefits to senior management of Company in excess of the Employment and non-Competition Agreement or Compensation Policy Statement or repay any loans between Shareholder and Company, make any payments in excess of the Compensation Policy Statement or to make any payment from Company to Shareholder for general or administrative support in excess of One Hundred Fifty Thousand Dollars ($150,000) per year or any sums if an Event of Default under this Agreement has occurred and is continuing;

                 (iv) merge or consolidate with any Person, or sell, lease or otherwise dispose of any of its consolidated assets, or acquire assets from any Person, which disposition or acquisition is not in the ordinary course of Company's business, and involves an aggregate consideration of more than twenty percent (20%) of the aggregate book value of its total assets in any 12-month period (other than sales in the ordinary course of business), or liquidate, dissolve, recapitalize or reorganize in any form of transaction; provided that a merger with a wholly-owned Subsidiary in which Company is the surviving entity will be permitted

                 (v) only so long as the Note is outstanding, except as permitted by (vii) below, make loans, advances to, guarantees for the benefit of, or investments in, any Person except investments in (A) obligations of the United States government or any agency thereof or obligations guaranteed by the United States government, (B) certificates of deposit of commercial banks insured by the Federal Deposit Insurance Corporation, (C) commercial paper with a rating of at least Prime-1 according to Moody's Investors Service, Inc., in each case having a maturity not, in excess of one year, or (D) shares of a wholly-owned Subsidiary;

                 (vi) enter into the active management or operation of any businesses other than the ownership and operation of businesses of the nature now conducted or proposed in the Business Plan to be conducted by Company or its Subsidiaries;

                 (vii) enter into any transaction or loan or advance (other than reimbursement of reasonable travel and business expenses) which shall exceed Five Thousand Dollars ($5,000) with any Shareholder or any officers, directors, managers, members, shareholders, employees of Shareholder, Company, or Subsidiaries or affiliates of Company affiliates, except that Company and its Subsidiaries may enter into normal employment arrangements; provided that any employee stock option or stock purchase plan in excess of that disclosed in Schedule 5.2 shall require approval of Purchaser;

                 (viii) only so long as the Note is outstanding, create or permit to continue in existence any lien upon any assets of Company other than (A) purchase money liens; (B) liens for taxes not yet due and payable; (C) liens arising out of indebtedness authorized by the board of directors of Company; (D) involuntary liens contested in good faith, an adverse decision in which contest would not materially adversely affect Company; (E) liens in favor of the Senior Lender in existence at Closing; or (F) lien contemplated by this Agreement;

                 (ix) issue any stock of Company to employees of Company that is not subject to agreements granting a right to repurchase on termination of employment nor amend or terminate any such agreements;

                 (x) Only so long as the Note is outstanding permit (all capitalized terms in this Subsection shall have the meaning ascribed to them in the Credit Agreement).

                  (A) Capital Funds to be less the sum of the following, measured quarterly:

                        (a) Three Million Two Hundred Thousand Dollars ($3,200,000); plus

                        (b) the sum of 75% of net income after income taxes (without subtracting losses) earned in each fiscal year commencing September 30, 1997,

                  (B) the ratio of Total Liabilities Not Subordinated to Capital Funds exceed the amounts indicated for each period specified below:

                        PERIOD                                    RATIO
                        December 31, 1996 quarterly
                        through September 30, 1997                1.00:1.0
                        December 31, 1997 and
                        quarterly thereafter                      0.75:1.0

                  (C) annual Adjusted EBITDA commencing September 30, 1997 to be less than One Million Two Hundred Thousand Dollars ($1,200,000).

                  (D) a Fixed Charge Coverage Ratio to be less than 1.25:1.0 as calculated in the Credit Agreement.

                  (xi) enter into any material financial agreements, including loan agreements and leases, which shall not permit (but cannot require) Purchaser to cure any defaults thereunder;

                  (xii) make capital expenditures (including the total amount of any capital leases) aggregating in excess of One Hundred Thousand Dollars ($100,000) per year;

                  (xiii) enter into employment agreements in excess of One Hundred Thousand Dollars ($100,000) per year not terminable at will with new or existing employees or renew any existing employment agreements (except those which are terminable at will);

                  (xiv) Shareholder will not allow any officer, manager or director of Shareholder or Company to use Company's assets in such a manner as would violate such officer's, manager's or director's fiduciary duties to Company and/or its stockholders;

                  (xv) only so long as the Note is outstanding, without thirty
          (30) days prior written notice to Purchaser, (a) change Company's name, business structure, or identity, or add any new fictitious name, or relocate its chief executive office or (b) other than in the ordinary course of business, move, relocate, or transfer, whether by sale or otherwise, any of Company's assets; or

                  (xvi) allow the Company to issue any capital stock to any Person other than as set forth on Schedule 5.2.

         7.5 AFFIRMATIVE COVENANTS. Company will, and will cause each Subsidiary to:

                  (i) at all times cause to be done all things necessary to maintain, preserve and renew its corporate existence and all material licenses and permits necessary for the conduct of its businesses;

                  (ii) maintain and keep its properties in good repair, working order and condition, and from time to time make all necessary or desirable repairs, renewals and replacements, so that its businesses may be properly and advantageously conducted at all times;

                  (iii) pay and discharge, when payable, all taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same become delinquent and before penalties accrue thereon) and all claims for labor, materials or supplies which if unpaid might by law become a lien upon any of its property, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves, determined in accordance with generally accepted accounting principles, have been set aside on its books with respect thereto;

                  (iv) comply with all other material obligations which it incurs pursuant to any contract or agreement, whether oral or written, express or implied, as such obligations become due, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves have been set aside on its books with respect thereto;

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                  (v) comply with all applicable laws, rules and regulations of all foreign and domestic governmental authorities, the violation of which would have a material adverse effect upon its businesses or financial condition;

                  (vi) maintain a system of accounting established and administered in accordance with generally accepted accounting principles consistently followed, and set aside on its books and cause each of its operating Subsidiaries to set aside on its books all such proper reserves as shall be required by generally accepted accounting principles; and

                  (vii) take reasonable steps to protect Company's and each Subsidiary's trade secrets, including requiring employees, agents and consultants, to execute agreements comparable to those required in
          Section 3.2, within thirty (30) days of the Closing with respect to existing employees and prior to employment with respect to new employees.

         7.6 APPLICATION OF PROCEEDS. Company will apply the proceeds from the sale of the Securities solely for the purposes set forth in Schedule 7.6. Company will provide Purchaser with access to Company's financial records so as to allow such Purchaser to confirm that such proceeds were used in the manner contemplated by this Agreement, such access to include a review by Purchaser within ninety (90) days of the Closing. Company acknowledges and agrees that if the proceeds are not used by Company in the manner contemplated by this Agreement, Purchaser shall have the right to demand immediate repayment.

         7.7     BOARD MATTERS.

                 (a) So long as the Note is outstanding, Purchaser shall have the right to elect one (1) of the total number of Board of Directors of Company and increased to two (2) if the Board is increased to eight or more directors. Company will hold Board of Director's meetings when required by the Board but at least quarterly. Purchaser whose nominee is serving as a board member on the Board of Directors may select a representative to attend as an observer in said nominee's absence.

                 (b) Purchaser's nominee as director or advisory director will receive out-of-pocket costs related to such attendance plus a minimum of Five Hundred Dollars ($500.00) per meeting attended; PROVIDED, HOWEVER, that such amount shall be not less than the greatest amount paid by Company to its other advisory directors. The Board shall decide whether to obtain Officers' and Directors' liability insurance.

         7.8 COVENANTS OF SHAREHOLDER. So long as Purchaser holds the Warrant or any Conversion Common Stock:

                  (i) Within 120 days of the end of each fiscal year of Shareholder, Shareholder will deliver Shareholder's annual financial statements. These financial statements must be audited by a Certified Public Accountant ("CPA");

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                  (ii) Shareholder and its officers, managers and directors will treat Purchaser as a person to which it owes a fiduciary obligation equivalent to the fiduciary obligation of all stockholders of Shareholder;

                  (iii) Shareholder shall not amend Shareholder's bylaws or certificate of incorporation (if such amendment would adversely affect the rights of the Conversion Common Stock relative to other equity securities of Shareholders);

                  (iv) if, and to the extent, Shareholder provides any interim financial information or budget(s) regarding Shareholder or Shareholder's Subsidiaries, to any other stockholder in such entity's capacity as a stockholder of Shareholder or to any option, warrant, or right holder of Shareholder in such holder's capacity as such, Shareholder shall also promptly provide same to Purchaser; and

                  (v) Shareholder shall keep reserved a sufficient number of shares of Conversion Common Stock for issuance on exercise of the Warrant.

         7.9 PUT OF CONVERSION COMMON STOCK. Purchaser shall have the right to require that Shareholder purchase from it ("Purchaser Put") the Conversion Common Stock. The Purchaser Put shall be exercisable on the first day following the Fifth Anniversary of the Closing of the Note. The purchase price of the Purchaser Put will be the product of (a) five times the sum of Shareholder's Earnings Before Interest, Taxes, Depreciation and Amortization for the twelve preceding calendar months immediately preceding the date of exercise of the Purchaser Put determined by generally accepted accounting principles by the Shareholder's auditors plus cash or cash equivalents less interest bearing debt, including the Note and (b) a fraction, the numerator of which is the number of Shares of Conversion Common Stock subject to the Purchaser Put and the denominator is the number of Shares outstanding on a fully diluted basis reduced by the Exercise Price, as that term is defined in the Warrant, per share of the Conversion Common Stock. Shareholder may pay the Purchaser in cash or promissory note where the term of the note shall be three years, fully amortized, with interest at 15% per annum based on a 360 day year and shall include commercially standard conditions such as a provision for attorney's fees, acceleration of the obligation in the case of a default and late charges. If the Purchaser Put is not exercised by the Purchaser within two years after final payment of the Note but in no event earlier than the due date of the Note, the Purchaser Put will expire and terminate.

         7.10 LICENSING. Company will not without approval of the Board of Directors enter into any licensing, production, agency, or sales agreement which would effectively transfer market control of all, or substantially all, of any major product lines of Company to any third party.

         7.11 TERMINATION OF COVENANTS. The covenants set forth in Sections 7.1, 7.2, 7.3, 7.4, 7.5, 7.6, 7.7, 7.10, 7.12 and 7.13 shall terminate and be of no force and effect upon payment in full of the Note. The covenants set forth in
Section 7.8 and 7.9 shall survive and continue in full force so long as Purchaser holds any Conversion Common Stock, but shall terminate upon the occurrence registered public offering of Shareholder's securities.

         7.12 PURCHASER'S CURE OF DEFAULT. In the event that Company should be in breach or default of any material agreement, lease or contract, it shall immediately give notice of such fact to Purchaser who shall have the right, but not the obligation, to cure such default, where possible or permitted, on behalf of Company. Any monies advanced by Purchaser on behalf of Company for such purposes shall become an obligation, which shall bear interest at the same rate as that provided for in the Note, of Company to Purchaser advancing such monies. Any contract between third parties will include a provision to cure.

         7.13 ENFORCEMENT OF REPRESENTATIONS AND WARRANTIES. Company shall send a copy of any notice to Target Company or Craig Cowan claiming a breach of any material representation or warranty of Target Company or Craig Cowan under the Acquisition Agreement to Purchaser on the same date such notice is delivered to Target Company or Craig Cowan. Purchaser shall be entitled to require the Company to enforce the material representations, warranties and covenants granted in Company's favor contained in the Acquisition Agreement, subject to Company's right under Section 5(c) of the Note to attempt to cure or otherwise satisfy any materially false or misleading representation or warranty of Target Company or Craig Cowan to Purchaser's satisfaction within 30 days of date of such notice.

8.       MISCELLANEOUS.

         8.1 EXPENSES. Company agrees to pay, and save Purchaser harmless against liability for the payment of, the reasonable fees and expenses of Purchaser and fees of their counsel, Arter & Hadden, not to exceed Twelve Thousand Five Hundred Dollars ($12,500) and costs of such counsel, arising in connection with the negotiation, execution and consummation of the transactions contemplated by this Agreement.

         8.2 REMEDIES. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover any sums allowable under Section 7.11 or any damages by reason of any breach of any provision of this Agreement, and to exercise all other rights granted by law or equity, which rights may be exercised cumulatively and not alternatively. The prevailing party in any such dispute shall receive its reasonable attorneys' fees and costs.

         8.3 DEFAULT. Any breach of any provision in Article 7 hereof, which remains uncured for a period of five (5) days from delivery of notice to Company if said breach involves the payment of money by Company or thirty (30) days from delivery of notice to Company for any other breach, shall constitute an Event of Default under this Agreement.

         8.4 CONSENT TO AMENDMENTS. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and Company may take any action herein prohibited, or omit to perform any act herein required to be performed by them, only if it has obtained the written consent of Purchaser. No course of dealing between Company and the holder of any Security or Conversion Common Stock or any delay in exercising any rights hereunder or under Company's certificate of incorporation will operate as a waiver of any rights of any such holders.

         8.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein or made in writing by any party in connection herewith will survive the execution and delivery of this Agreement, regardless of any investigation made by Purchaser or on its behalf.

         8.6 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether or so expressed or not.

         8.7 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         8.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts when taken together will constitute one and the same Agreement.

         8.9 DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         8.10 NOTICES. Any notice, demand or other communication required or permitted under the terms of this Agreement shall be in writing and shall be made by telegram, telex or electronic transmitter or certified or registered mail, return receipt requested, and shall be deemed to be received by the addressee one (1) business day after sending, if sent by Federal Express, Express Mail, or other similar overnight delivery service, the date of sending, if sent by telegram, telex, telecopy or electronic transmitter, and three (3) business days after mailing, if sent by certified or registered mail, with postage prepaid, and properly addressed as follows:

          If to Purchaser:         Marwit Capital Company, L.P.
                                   180 Newport Center Drive, Suite 200
                                   Newport Beach, California 92660
                                   Attention:  Matthew Witte
                                   Facsimile:  714/720-8077

          With a Copy to:          Arter & Hadden
                                   5 Park Plaza, Suite 1000
                                   Irvine, California 92614-9809
                                   Attention:  Michael P. Ridley, Esq.

          If to Company
          or Shareholder:          New West Acquisition Corp.
                                   3000 Weslayan, Suite 350
                                   Houston, Texas 77027
                                   Attention:  Kirby Attwell
                                   Facsimile:  713/622-7477

           With a Copy to:         Mayor, Day, Caldwell & Keeton
                                   700 Louisiana, Suite 1900
                                   Houston, Texas 77002-2778
                                   Attention:  B. Scott Aitken, Esq.
                                   Facsimile:  713/225-7047

         8.11 GOVERNING LAW. The validity, meaning and effect of this Agreement shall be determined in accordance with the laws of California applicable to contracts made and to be performed in that state.

         8.12 EXHIBITS. All exhibits and schedules are an integral part of this Agreement.

         8.13 FINAL AGREEMENT. This Agreement constitutes the final agreement of the parties concerning the matters herein, and supersedes all prior and contemporaneous agreements and understandings.

         8.14 SUBORDINATION. Purchaser agrees to subordinate the Note pursuant to the terms of the Subordination Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on October ____, 1996.


                                    TRAVIS INTERNATIONAL, INC.


                                       By:________________________________

                                      Its:________________________________

                                    NEW WEST ACQUISITION CORP.


                                       By:__________________________________

                                      Its:__________________________________


                                    MARWIT CAPITAL COMPANY, L.P.


                                    By:   MARWIT ASSOCIATES, INC.

                                          Its: General Partner

                                          By:________________________________